UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

GLASS HOUSES ACQUISITION CORP.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	86-1565667
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3811 Turtle Creek Blvd., Suite 1100 Dallas, Texas	75219
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one share of Class A common stock, $0.0001 par value per share, and one-half of one redeemable warrant	The Nasdaq Stock Market LLC
Class A common stock included as part of the units	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	The Nasdaq Stock Market LLC
Shares of Class A common stock underlying redeemable warrants included as part of the units	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check this following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-252865

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the units, each consisting of one share of Class A common stock, $0.0001 par value per share, and one-half of one redeemable warrant, the shares of Class A common stock and warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50, of Glass Houses Acquisition Corp., a Delaware corporation (the “Company”). The description of the units, the shares of Class A common stock and warrants as set forth under the caption “Description of Securities” in the prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on February 9, 2021 (Registration No. 333-252865), including exhibits, and as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any prospectus or prospectus supplement relating to the Registration Statement subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The Nasdaq Capital Market, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Glass Houses Acquisition Corp.

Date: March 22, 2021	By:	/s/ Quincy Fennebresque
	Name:	Quincy Fennebresque
	Title:	Chief Executive Officer

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